CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated November 4, 2003, with respect to the Dreyfus Premier Financial Services Fund and Dreyfus Premier Enterprise Fund, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-34474 and 811-09891) of Dreyfus Premier Opportunity Funds.








                                        ERNST & YOUNG LLP


New York, New York
January 26, 2004